EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 10, 2013 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which reports appear in the Urstadt Biddle Properties Inc. Annual Report on Form 10-K for the year ended October 31, 2012.

/s/ PKF O'Connor Davies
a division of O'Connor Davies, LLP
New York, NY
June 13, 2013